                                                                    EXHIBIT 10.2


--------------------------------------------------------------------------------

                             STOCKHOLDERS' AGREEMENT

                            Dated as of May___, 1998
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01.    Definitions.............................................      2

                                   ARTICLE II
                   GENERAL PROVISIONS RELATING TO TRANSFER OF
                      SHARES AND VOTING TRUST CERTIFICATES

SECTION 2.01.    General Restrictions....................................      5
SECTION 2.02.    Condition to Restricted Transfers; Non-Conforming
                   Transfers.............................................      5

                                   ARTICLE III
                    TRANSFERS OF SHARES BY THE H&F INVESTORS

SECTION 3.01.    Restrictions on Transfers...............................      6

                                   ARTICLE IV
                TRANSFERS OF SHARES AND VOTING TRUST CERTIFICATES
           BY THE MANAGEMENT INVESTORS AND THE MANAGEMENT VOTING TRUST

SECTION 4.01.    Right of First Refusal of the Company
                   and the H&F Investors.................................      7
SECTION 4.02.    Transfer of Payments by the Management
                   Voting Trust to the Management Investors..............      9

                                    ARTICLE V
                    GOVERNANCE AND MANAGEMENT OF CORPORATION

SECTION 5.01.    Board of Directors......................................      9
SECTION 5.02.    Delaware Statute........................................     10

                                   ARTICLE VI
                                  MISCELLANEOUS

SECTION 6.01.    Termination.............................................     10

SECTION 6.02.    Legend..................................................     11
SECTION 6.03.    Binding Effect; Successors..............................     11
SECTION 6.04.    Amendment and Waiver....................................     11
SECTION 6.05.    Governing Law...........................................     11
SECTION 6.06.    Specific Performance....................................     11
SECTION 6.07.    Unenforceability........................................     12
SECTION 6.08.    Headings................................................     12
SECTION 6.09.    Copies on File..........................................     12
SECTION 6.10.    Notices.................................................     12
SECTION 6.11.    Waiver and Consent......................................     13
SECTION 6.12.    Recapitalizations, Exchanges, Etc.
                   Affecting the Company's Stock.........................     13
SECTION 6.13.    Counterparts............................................     13

            STOCKHOLDERS' AGREEMENT (the "Agreement") dated as of May____, 1998, by and among the H&F Investors, the Management Investors and the Management Voting Trust (as such terms are defined herein) (with each of the foregoing parties, together with such additional signatories as may be deemed added from time to time pursuant to Section 2.02 hereof, being referred to herein as the "Stockholders") and Young & Rubicam Inc., a Delaware corporation (the "Company").

            WHEREAS, the Stockholders, together with certain other stockholders, collectively own all of the outstanding shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), and, together with such other stockholders, are parties to a Stockholders' Agreement (the "Prior Agreement") dated as of December 12, 1996 providing for, among other things, the rights of the parties thereto to hold and dispose of the Common Stock, the voting of the Common Stock, the governance and management of the Company and certain other matters;

            WHEREAS, in connection with an initial public offering by the Company, and a secondary offering by the H&F Investors and certain other stockholders (collectively the "Offerings"), the parties to the Prior Agreement wish to amend and restate the Prior Agreement, to eliminate certain stockholders as parties thereto, to eliminate a number of provisions set forth therein, and to restate other provisions as set forth herein;

            WHEREAS, by a letter agreement of even date herewith, the parties to the Prior Agreement are, among other things, (1) acknowledging that it does not restrict the sale of Common Stock in the Offerings or prohibit the parties thereto from entering into agreements to effect such Offerings and (2) acknowledging the termination of such Prior Agreement, effective as of the closing of the Offerings;

            WHEREAS, effective upon the closing of the Offerings, this Agreement shall become effective and shall supersede the Prior Agreement in all respects;

            WHEREAS, by a letter agreement of even date herewith, the parties to the HFCP Voting Trust Agreement (as defined herein) are acknowledging its termination effective as of the closing of the Offerings;

            WHEREAS, concurrently with the execution and delivery of the Prior Agreement, (a) each of the Initial Management Investors (as defined therein), the Company, certain predecessors of the Company and certain voting trustees entered into a voting trust agreement, dated as of December 12, 1996 (the "Management Voting Trust Agreement"), pursuant to which each of the Initial Management Investors assigned and transferred all of the Common Stock held by such Initial Management Investor to a voting trust created by the Management Voting Trust Agreement (the "Management Voting Trust") and agreed to deposit into the Management Voting Trust any shares of Common Stock which such Initial Management Investor thereafter acquired (including pursuant to the exercise of any options or any distribution from the Restricted Stock Trust), (b) the Management Voting Trust delivered or caused to be delivered to each Initial Management Investor voting trust certificates representing the Common Stock so deposited by such Initial Management Investor and agreed to deliver voting trust certificates with respect to all shares of Common Stock and other securities subsequently deposited into the Management Voting Trust (all such voting trust certificates, the "Voting Trust Certificates");

            WHEREAS, pursuant to the irrevocable unanimous written consent of the voting trustees, effective twenty-four months after the closing of the Offerings, the Management Voting Trust will terminate, unless terminated earlier in accordance with its terms;

            WHEREAS, pursuant to the Management Voting Trust Agreement, the Management Voting Trust has authority to take certain actions on behalf of the Initial Management Investors under the Prior Agreement and has authority to take certain actions hereunder on behalf of the Management Investors, including entering into this Agreement;

            NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Definitions. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

            "Affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act.

            "Agreement" has the meaning set forth in the introductory paragraph hereof.

            "Beneficial Ownership" and "beneficially own" and similar terms have the meaning ascribed thereto in Rule 13d-3 under the Exchange Act.

            "Board" means the Board of Directors of the Company.

            "Company" has the meaning set forth in the introductory paragraph hereof.

            "Common Stock" has the meaning set forth in the first recital paragraph hereof.

            "Contribution Agreement" means the Contribution Agreement, dated October 30, 1996, among the H&F Investors, the Company and certain other parties.

            "Derivative Security," with respect to a Person, means all options, warrants or other rights to acquire, or obligations to issue, shares of capital stock of, equity interests in, or partnership interests in, such Person, or similar securities or contractual obligations the value of which is derived from the value of an equity interest in such Person, or securities convertible into or exchangeable for capital stock of, equity interests in, partnership interests in, or similar securities or contractual obligations of, such Person.

            "Executive Options" means the options to acquire Common Stock issued as such under the Company's Stock Option Plan.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

            "H&F Designees" has the meaning set forth in Section 5.01(a) hereof.

            "H&F Investors" means, collectively, HFCP, H&F Orchard Partners III, L.P., a California limited partnership, H&F International Partners III, L.P., a California limited partnership, together with any transferee of Shares from any of the foregoing in a Restricted Transfer permitted under Articles II and III who is required thereunder to become a party hereto.

            "HFCP" means Hellman & Friedman Capital Partners III, L.P., a California limited partnership.

            "HFCP Options" means the options to purchase Common Stock issued to the H&F Investors in connection with the Contribution Agreement.

            "HFCP Voting Trust Agreement" means the voting trust agreement dated as of December 12, 1996 by and among the Company, certain predecessors of the Company, Peter Georgescu and the H&F Investors.

            "Initial Management Investors" means each of the Persons listed on
Schedule 3 to the Prior Agreement.

            "Management Investors" means the Initial Management Investors, together with any individuals who became or become holders of Shares after December 12, 1996 (other than the HFCP Investors, their Affiliates and permitted transferees) who became or were or are required to become parties to the Prior Agreement or this Agreement and the Management Voting Trust Agreement in accordance with the terms hereof and thereof, but excludes (i) any Person who was a party to the Management Voting Trust Agreement, but has ceased to be a party in accordance with the terms thereof and (ii) any Person that is not an employee of the Company or its subsidiaries.

            "Management Voting Trust" has the meaning set forth in the sixth recital paragraph hereof.

            "Management Voting Trust Agreement" has the meaning set forth in the sixth recital paragraph hereof.

            "Money Market Preferred Stock" means the money market preferred stock, without par value, of the Company.

            "Non-Conforming Transfer" has the meaning set forth in Section 2.02(b) hereof.

            "Non-Conforming Transferee" has the meaning set forth in Section 2.02(b) hereof.

            "Non-Restricted Transfer" has the meaning set forth in Section 2.01.

            "Notice of Proposed Transfer" has the meaning set forth in Section 3.01(a) hereof.

            "Options" means Executive Options and Roll-Over Options.

            "Outstanding Shares" as of a given time means the sum of (a) the number of shares of Common Stock then issued and outstanding (including all shares of Common Stock held in the Restricted Stock Trust) and (b) the number of shares of Common Stock issuable upon exercise of (1) the HFCP Options and the Roll-Over Options and (2) all other options, warrants and rights to acquire, and the conversion of any securities convertible into, shares of Common Stock, to the extent such rights to acquire shares of Common Stock are then exercisable. When calculating the percentage of the Outstanding Shares owned by a specified Person, such Person shall be deemed to own all shares of Common Stock beneficially owned by such Person (A) assuming the exercise of all of such Person's options, warrants and rights to acquire, and the conversion by such Person of any securities convertible into, shares of Common Stock only to the extent such rights to acquire shares of Common Stock are then exercisable by such Person and (B) in the case of any Management Investor, assuming such Management Investor beneficially owns all shares of Common Stock allocated to him or her under the Restricted Stock Trust, whether or not then vested. For purposes of calculating the percentage owned by the Management Voting Trust, the Management Voting Trust shall be deemed to own all shares of Common Stock (including all shares of Common Stock required to be deposited thereunder upon exercise of vested options) then subject to the Management Voting Trust.

            "Person" means any individual or corporation, company, incorporated or unincorporated association or organization, limited liability company, partnership, estate, trust, joint venture or other entity of any kind, including any pension, profit sharing or other benefit plan or trust, and any governmental authority.

            "Restricted Stock" means the Common Stock issued by the Company pursuant to the Restricted Stock Plan to the Restricted Stock Trust on December 12, 1996.

            "Restricted Stock Plan" means the Restricted Stock Plan in the form attached to the Contribution Agreement as Exhibit 6.

            "Restricted Stock Trust" has the meaning set forth in the Contribution Agreement.

            "Restricted Stock Trust Agreement" means the Restricted Stock Trust Agreement in the form attached to the Contribution Agreement as Exhibit 7.

            "Restricted Transfer" has the meaning set forth in Section 2.01 hereof.

            "Roll-Over Options" means the options to acquire Common Stock issued as Roll-Over Options under the Stock Option Plan.

            "Shares" shall mean (a) all shares of Common Stock issued and outstanding as of, and from and after, December 12, 1996 through the date hereof (including without limitation, all shares of Restricted Stock), together with any other shares of Common Stock or other capital stock of the Company entitling the record owner thereof to vote in elections of directors generally which are issued by the Company during the life of this Agreement to any Person who is, by the terms of this Agreement or otherwise, required to subject such shares to this Agreement, and (b) any economic interest in such shares, whether or not constituting Beneficial Ownership of such shares (including, without limitation, the HFCP Options, Roll-Over Options, Executive Options, interests in the Restricted Stock Trust, and any other options, warrants or rights to acquire such shares).

            "Stock Option Plan" means the Stock Option Plan in the form attached to the Contribution Agreement as Exhibit 8, setting forth the terms and conditions upon which Roll-Over Options and Executive Options may be granted to key employees of the Company.

            "Stockholders" has the meaning set forth in the introductory paragraph hereof.

            "Termination Percentage" has the meaning set forth in Section 3.01.

            "Transfer" has the meaning set forth in Section 2.01 hereof.

            "Ultimate General Partner" means H&F Investors III, Inc., a California corporation, as managing general partner of Hellman & Friedman Associates III, L.P., a California limited partnership, as managing general partner of H&F Investors III, a California general partnership, as general partner of each of the H&F Investors which is a partnership.

            "Voting Trust Certificates" has the meaning set forth in the sixth recital paragraph hereof.

            "Voting Trustees" has the meaning set forth in the Management Voting Trust Agreement.

                                   ARTICLE II

                         GENERAL PROVISIONS RELATING TO
                TRANSFER OF SHARES AND VOTING TRUST CERTIFICATES

            SECTION 2.01. General Restrictions. Each Stockholder agrees with each other Stockholder and the Company that, during the time periods when the restrictions on transfer specified in Articles III and IV hereof apply to such Stockholder, such Stockholder shall not directly or indirectly sell, transfer, assign, pledge, hypothecate or otherwise encumber or dispose of any Shares (or any related Voting Trust Certificates) (each, a "Transfer") except in compliance with the restrictions in Articles III and IV; provided, however, that no Shares or any related Voting Trust Certificates shall, in any event, be Transferred if such Transfer would violate any United States federal or state or foreign securities laws. A Transfer that is not subject to Article III or Article IV, in the sense that it does not require compliance with the procedures set forth therein, is referred to herein as a "Non-Restricted Transfer". A Transfer that is permitted after the procedures set forth in Article III or Article IV have been complied with is referred to as a "Restricted Transfer".

            SECTION 2.02. Condition to Restricted Transfers; Non-Conforming Transfers. (a) During the time periods when restrictions on transfer apply to a Stockholder, no Restricted Transfer of Shares or any related Voting Trust Certificates by such Stockholder, other than Transfers to the Company, shall be effective unless, as a condition to any such Restricted Transfer, each transferee that is not a party hereto shall, prior to such Transfer, agree in writing to be bound by all of the provisions of this Agreement applicable to the transferor and no such transferee shall be permitted to make any Transfer other than in accordance with the terms of this Agreement. Each such transferee shall thereafter be deemed to be a Stockholder hereunder and shall have the benefit of, and be subject to, all of the obligations and limitations with respect to such transferred Shares and related Voting Trust Certificates, as the case may be (including, without limitation, the restrictions on Transfers) to the same extent as the original transferor under this Agreement. The foregoing provisions of this Section 2.02(a) shall not apply to a Transfer which is a Non-Restricted Transfer.

            (b) Any purported Transfer of Shares or related Voting Trust Certificates (1) other than a Non-Restricted Transfer or a Restricted Transfer which complies with this Agreement or (2) in a Restricted Transfer to a transferee who is not or does not become a Stockholder pursuant to Section 2.02(a) (each, a "Non-Conforming Transferee," and each such transfer, a "Non-Conforming Transfer") shall be null and void. The Company and the Management Voting Trust shall not register, recognize or give effect to any such Non-Conforming Transfer, and the Company and the Management Voting Trust, as the case may be, shall continue to recognize on their respective books and records the transferor of such Shares or related Voting Trust Certificates as the holder thereof.

                                   ARTICLE III

                    TRANSFERS OF SHARES BY THE H&F INVESTORS

            SECTION 3.01. Restrictions on Transfers. (a) (1) Prior to the termination of the Management Voting Trust, if (A) Shares subject to the Management Voting Trust represent at least 20% of the Outstanding Shares and (B) the H&F Investors propose to Transfer Shares to a Person who, as a result thereof, would (together with its Affiliates) own Shares representing a percentage of the Outstanding Shares which is greater than the percentage of the Outstanding Shares subject to the Management Voting Trust, or

            (2) After termination of the Management Voting Trust, and (A) prior to the first anniversary of such termination, if the H&F Investors propose to Transfer Shares to a Person who, as a result thereof, would (together with its Affiliates) own Shares representing a percentage of the Outstanding Shares that is greater than the percentage equal to the greater of (i) 20% and (ii) the percentage of the Outstanding Shares subject to the Management Voting Trust upon termination thereof (the "Termination Percentage") less five percent (5%), and
(B) from and after the first anniversary of such termination until December 12, 2002, if the H&F Investors propose to Transfer Shares to a Person who, as a result thereof, would (together with its Affiliates) own Shares representing a percentage of the Outstanding Shares which is greater than the greater of (i) 20% and (ii) a percentage which is the Termination Percentage less 10%, then, in any such case set forth in (1) or (2) above, such Transfer can be made only if:

                  (I) the H&F Investors give written notice to the Company of the proposed Transfer (specifying the proposed transferee and the terms of the proposed Transfer) (such notice, the "Notice of Proposed Transfer"); and

                  (II) the Company fails to arrange for and complete the sale of all of the Shares subject to the proposed Transfer to one or more third parties (including pursuant to a secondary public offering) at a price to the H&F Investors at least equal to the price specified in the Notice of Proposed Transfer within 180 days following the date of the Notice of Proposed Transfer (it being understood that the H&F Investors shall be permitted to withdraw a Notice of Proposed Transfer, at any time during such period, in which case the Company shall not arrange for the sale of, or sell, such Shares); and

                  (III) the Management Voting Trust (if it has not theretofore terminated) or the Company (after termination of the Management Voting Trust) thereafter consents in writing to such Transfer, which consent shall not be unreasonably withheld (and shall either be given or withheld no later than 10 days after the earlier of: such time as the Company concludes that it does not intend to arrange for a sale under subsection (II) of this Section 3.01(a) or, the expiration of such 180-day period).

            (b) A Transfer of Shares by the H&F Investors prior to December 12, 2002, to any Person who, as a result thereof, would (together with its Affiliates) own Shares representing a percentage of the Outstanding Shares that is a smaller percentage of the Outstanding Shares than the applicable percentage set forth in subsections (a)(1) or (a)(2), shall be a Non-Restricted Transfer. The restrictions on Transfer set forth in subsections (a)(1) and (a)(2) hereof shall terminate immediately on December 12, 2002, whether or not a Notice of Proposed Transfer has theretofore being given. Transfers of Shares by the H&F Investors after such date shall not be restricted under Articles II or III, or otherwise, under this Agreement.

                                   ARTICLE IV

                TRANSFERS OF SHARES AND VOTING TRUST CERTIFICATES
                         BY THE MANAGEMENT INVESTORS AND
                           THE MANAGEMENT VOTING TRUST

            SECTION 4.01. Right of First Refusal of the Company and the H&F Investors. Prior to termination of the Management Voting Trust, in the event that a Management Investor or the Management Voting Trust shall propose to Transfer any Shares (and any related Voting Trust Certificates) owned or held by them to any Person who, as a result thereof, together with any related Transfers by Management Investors or the Management Voting Trust, would (together with its Affiliates) own more than 20% of the Outstanding Shares, the Company and the H&F Investors shall each have a right of first refusal with respect to such a proposed Transfer, which rights shall be exercised in accordance with the provisions of subsections (a) through (e) of this Section 4.01.

            (a) With respect to any such proposed Transfer, the Management Investor or the Management Voting Trust shall first offer to the Company (by written notice to the Company, with a copy to the H&F Investors) the option to purchase the Shares (together with any related Voting Trust Certificates) proposed to be transferred at the same price and upon the same terms and conditions as are specified in a bona fide written offer from the proposed transferee.

            (b) The offer by such Management Investor or the Management Voting Trust to the Company shall include a copy of the written offer from such proposed transferee setting forth all the details pertaining to any such proposed Transfer to a third party, including the price, form of consideration and any other terms and conditions, and the identity of the Person to whom such Management Investor or the Management Voting Trust is proposing to Transfer such Shares (and any related Voting Trust Certificates), including the identity of any Person controlling such proposed transferee, as well as such evidence of the arm's length nature of the proposed Transfer, the proposed transferee's ability to complete the transaction and such other information as is reasonably requested by the Company or the H&F Investors. If the Company exercises its right to purchase all or a portion of the Shares (and any related Voting Trust

Certificates) proposed to be transferred, it shall give notice thereof to the Management Investor or the Management Voting Trust and the H&F Investors within 30 days after receipt of such offer. The consideration for Shares held by a Management Investor or the Management Voting Trust shall be paid by the Company to the Management Voting Trust and then delivered by the Management Voting Trust to the Management Investor (as applicable) against delivery of his or her Voting Trust Certificates, which Voting Trust Certificates shall be canceled. The closing of any purchase hereunder shall take place at the offices of the Company (or at any other place as may be designated by the Company) on a date specified by the Company, which date shall be within 10 days after the Company's notice of such election to such Management Investor and specified in such notice (or, if the Company has elected to purchase less than all of such Shares, within 10 days after the expiration of the 15-day period for election by the H&F Investors, specified in Section 4.01(d) hereof). If the terms of the proposed Transfer include the Transfer of the Shares (and any related Voting Trust Certificates) for consideration other than cash, the Company will have the right to exercise its rights hereunder either (A) by purchasing the Shares (and any related Voting Trust Certificates) for a substantially equivalent form of consideration of equal value in the reasonable opinion of the Board, or (B) by purchasing such Shares (and any related Voting Trust Certificates) for cash in an amount equal to the fair market value of such proposed consideration in the reasonable opinion of the Board.

            (c) If the Company does not elect to exercise its right to purchase the Shares (and any related Voting Trust Certificates) proposed to be transferred within the 30-day period provided therefor, or elects to purchase less than all of such Shares, the H&F Investors shall have the option to purchase all (but not less than all) of the Shares proposed to be transferred (and any related Voting Trust Certificates) which the Company has elected not to purchase, at the same price and upon the same terms and conditions as the offer made by the Management Investor or the Management Voting Trust to the Company.

            (d) If the H&F Investors exercise their right to purchase the Shares (and any related Voting Trust Certificates) proposed to be transferred, they shall give notice thereof within 15 days after the expiration of the 30-day period referred to in Section 4.01(b) above. The consideration for Shares held by a Management Investor or the Management Voting Trust shall be paid by the H&F Investors to the Management Voting Trust and then delivered by the Management Voting Trust to the Management Investor (as applicable) against delivery of his or her Voting Trust Certificates, which Voting Trust Certificates shall be canceled. The closing of any purchase hereunder shall take place at the offices of the Company (or at any other place as may be designated by the H&F Investors) on a date determined by the H&F Investors within ten (10) days after the H&F Investors' notice of such election and specified in such notice; provided that, if the Company has elected to purchase Shares pursuant to subsection (b) hereof, the closing under this subsection (d) shall be at the same time and place as the Company's closing as specified in the Company's notice. If the terms of the proposed Transfer include the Transfer of the Shares (and any related Voting Trust Certificates) for consideration other than cash, the H&F Investors shall have the right to exercise their rights hereunder either (A) by purchasing the Shares (and any related Voting Trust Certificates) for a substantially equivalent form of consideration of equal value in the reasonable opinion of the H&F Investors, or (B) by purchasing such Shares (and any related Voting Trust Certificates) for cash in an amount equal to the fair market value of such proposed consideration in the reasonable opinion of the H&F Investors; provided, however, that, if the Company has elected to purchase Shares pursuant to subsection (b) of this Section 4.01, the H&F Investors shall use the same form of consideration (if possible) or, if the Company is using cash (or the H&F Investors cannot use the alternative form of consideration), pay the amount of cash determined by the Board to be the fair market value of the alternative compensation pursuant to the last sentence of subsection (b) of this Section 4.01.

            (e) If the Company and the H&F Investors, collectively, elect to purchase less than all of the Shares (and any related Voting Trust Certificates) proposed to be Transferred by the Management Investor or the Management Voting Trust within the exercise periods provided therefor, then such elections shall not be effective and the Management Investor or the Management Voting Trust may sell all (but not less than all) of such Shares (and any related Voting Trust Certificates) to the Person specified in the notice delivered to the Company and the H&F Investors in accordance with Section 4.01(a); provided that such sale is made within 90 days after the expiration of the H&F Investors' 15-day exercise period, at a price and upon terms and conditions not more favorable to such transferee than those that were specified in such notice.

            SECTION 4.02. Transfer of Payments by the Management Voting Trust to the Management Investors. All payments made by the Company or the H&F Investors in respect of any Shares and Voting Trust Certificates purchased by the Company or the HFCP Investors pursuant to this Article IV shall be made by the Company or the H&F Investors, as the case may be, to the Management Voting Trust, and the Management Voting Trust shall, upon receipt of such payment, promptly make an identical payment to the Management Investor holding the Voting Trust Certificates representing such Shares upon surrender by such Management Investor of such Voting Trust Certificates to the Management Voting Trust and such Voting Trust Certificates shall be cancelled upon such surrender.

                                    ARTICLE V

                    GOVERNANCE AND MANAGEMENT OF CORPORATION

            SECTION 5.01. Board of Directors. (a) The Company shall be managed by its duly elected officers subject to the overall direction and supervision of the Board. The Company will take all actions reasonably within its power, including those actions of the Company specified in Section 5.01(b), to provide that the Board will include (1) so long as the H&F Investors own at least 10% of the Outstanding Shares, two individuals designated by the H&F Investors and (2) so long as the H&F Investors own at least 5% of the Outstanding Shares, one individual designated by the H&F Investors (the "H&F Designees").

            (b) For so long as the H&F Investors own at least 10% of the Outstanding Shares, the Company agrees to nominate two H&F Designees, and for so long as the H&F Investors own at least 5% of the Outstanding Shares, the Company agrees to nominate one

H&F Designee, in each case for election to the Board. The Company agrees to recommend to its stockholders that the H&F Designees be elected to the Board and to cooperate and use all reasonable efforts to effectuate the election of the H&F Designees to the Board. For so long as the Management Voting Trust is in existence, the Management Voting Trust agrees to take all such steps (including voting all Shares and all shares of Money Market Preferred Stock as to which it has voting power to elect and re-elect individuals as directors, to remove directors and to fill vacancies) as requested by the H&F Investors and permitted to be taken by the Management Voting Trust so as to attempt to assure that the Board includes the H&F Designee(s) at all times, to the extent required under this Section 5.01. The H&F Investors shall be free to replace the members of the Board designated by them, and the Company shall cooperate and use all reasonable efforts to effectuate any such replacement requested by the H&F Investors. For so long as the Management Voting Trust is in existence, the Management Voting Trust agrees to take all such steps (including voting all Shares and all shares of Money Market Preferred Stock as to which it has voting power to elect and re-elect individuals as directors, to remove directors and to fill vacancies) as requested by the H&F Investors and permitted to be taken by the Management Voting Trust to attempt to effectuate any such replacement requested by the H&F Investors.

            SECTION 5.02. Delaware Statute. The Company will not take any action to amend, eliminate or adopt any provision inconsistent with, Article XIV of its Amended and Restated Certificate of Incorporation, a copy of which is included in Exhibit A, or to rescind, amend, supersede or adopt any resolution inconsistent with, the Board resolution included in Exhibit A.

                                   ARTICLE VI

                                  MISCELLANEOUS

            SECTION 6.01. Termination. The term of this Agreement varies provision by provision as follows:

                  (a) The restrictions on Transfer set forth in Article III shall terminate on December 12, 2002.

                  (b) The restrictions on Transfer set forth in Article IV shall terminate on the date of termination of the Management Voting Trust.

                  (c) The restrictions on Transfer set forth in Article II shall terminate at the time that related restrictions in Articles III and IV, respectively, terminate.

                  (d) The provisions of Article V shall apply so long as the H&F Investors own at least 5% of the Outstanding Shares.

                  (e) The provisions of Article I and Article VI shall apply until the later of (1) the termination of Articles II, III and IV pursuant to Sections 6.01(a) through (c) and (2) the termination of Article V pursuant to Section 6.01(d).

            SECTION 6.02. Legend. All certificates representing Common Stock held by Stockholders shall bear a legend stamped, typed or otherwise legibly placed on the face or reverse side thereof substantially in the form set forth below:

            NOTICE IS HEREBY GIVEN THAT the securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or any non-U.S. jurisdiction. The securities cannot be offered, sold, transferred or otherwise disposed of except (1) pursuant to an effective registration statement or amendment thereto under such Act and any other applicable laws or (2) pursuant to an exemption from, or in a transaction not subject to, the registration requirements of such Act and such other applicable laws. The sale, transfer or other disposition of the securities represented by this certificate and certain other rights and obligations of the holder of this certificate are also subject to a Stockholders' Agreement dated as of May , 1998 by and among the Company and the other parties thereto (copies of which are available for review at the principal office of the Company by contacting the Secretary of the Company).

            SECTION 6.03. Binding Effect; Successors. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties hereto and their respective legal representatives, heirs, legatees, successors and assigns. The terms and provisions of this Agreement shall become effective only upon the closing of the Offerings.

            SECTION 6.04. Amendment and Waiver. This Agreement may be amended, modified or supplemented or any term or condition waived only by a written instrument executed by the parties hereto; provided, however, that pursuant to the Management Voting Trust Agreement, each Management Investor has delegated to the Voting Trustees the authority to act on his or her behalf for purposes of this Section 6.04.

            SECTION 6.05. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflict of laws, and each Stockholder agrees to submit to personal jurisdiction and to waive any objection as to venue of the Court of Chancery in the State of Delaware in connection with any action arising out of or relating to this Agreement. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if served upon such party by mail in accordance with Section 6.10.

            SECTION 6.06. Specific Performance. Each party hereto agrees that irreparable damages would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms, or were otherwise breached. It is, accordingly, agreed that the parties hereto shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement, and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled at law or in equity.

            SECTION 6.07. Unenforceability. If any provision of this Agreement is held or deemed to be invalid or unenforceable to any extent when applied to any Person or circumstance, the remaining provisions of this Agreement and the enforcement of such provisions to other Persons or circumstances shall not be affected, and each provision of this Agreement shall be enforced to the fullest extent allowed by law.

            SECTION 6.08. Headings. The headings of Articles and Sections contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties, and shall not affect the meaning or interpretation of this Agreement.

            SECTION 6.09. Copies on File. Copies of this Agreement and of every agreement amending or supplementing this Agreement shall be available for review at the Company's principal office by contacting the Secretary of the Company.

            SECTION 6.10. Notices. (a) All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, by messenger, or by a nationally recognized overnight delivery company, when delivered by telecopy and confirmed by return telecopy, or when delivered by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:

            If to the Company:           Young & Rubicam Inc.
                                         285 Madison Avenue
                                         New York, New York  10017-6486
                                         Attention: Stephanie W. Abramson, Esq.
                                         Facsimile: (212) 210-5544

            If to the H&F Investors:     H&F Investors III, Inc.
                                         One Maritime Plaza
                                         12th Floor
                                         San Francisco, California  94111
                                         Attention: Philip Hammarskjold
                                         Facsimile: (415) 788-0176

            If to the Management
            Voting Trust:                Management Voting Trust
                                         c/o Young & Rubicam Inc.
                                         285 Madison Avenue
                                         New York, New York  10017-6436
                                         Attention:  Stephanie W. Abramson,
                                          Voting Trustee Representative
                                         Facsimile:  (212) 210-5544

(or, as to any party, to such other address as such party shall from time to time designate by written notice to the other parties). Notices sent by registered or certified mail in accordance with this Section 6.10 shall be deemed delivered as of the date posted in the United States mail.

            (b) Whenever this Agreement contemplates delivery to, or action (such as consent, approval or waiver) by (1) the H&F Investors, delivery to, or action (evidenced in writing) by, the Ultimate General Partner shall bind the H&F Investors or (2) the Management Voting Trust, delivery to, or action (evidenced in writing) by the Voting Trustee representative (set forth in subsection (a) of this Section 6.10) shall bind the Management Voting Trust. Whenever the consent, approval or waiver of the H&F Investors or the Management Voting Trust is required under this Agreement such Person agrees to act with reasonable promptness to either grant or deny such request following receipt of written notice of such request in accordance with Section 6.10 hereof.

            SECTION 6.11. Waiver and Consent. Subject to Section 6.04 hereof, any two of the Company, the Ultimate General Partner and the Management Voting Trust may by notice to the third such party hereto (a) extend the time for the performance of any of the obligations or other actions of such third party under this Agreement; (b) waive compliance with any of the conditions or covenants of such third party contained in this Agreement; and (c) waive or modify performance of any of the obligations of such third party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

            SECTION 6.12. Recapitalizations, Exchanges, Etc. Affecting the Company's Stock. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Common Stock and Derivative Securities, to any and all shares of capital stock, and to any and all Derivative Securities, respectively, of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Common Stock or such options, as the case may be.

            SECTION 6.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first above written.

                                     HELLMAN & FRIEDMAN CAPITAL
                                        PARTNERS III, L.P.
                                     By its General Partner,
                                        H&F Investors III
                                     By its Managing General Partner,
                                        Hellman & Friedman Associates III, L.P.
                                     By its Managing General Partner,
                                        H&F Investors III, Inc.


                                     By:
                                        ----------------------------------------
                                        Name: Philip U. Hammarskjold
                                        Title: Vice President

                                     H&F ORCHARD PARTNERS III, L.P.
                                     By its General Partner,
                                        H&F Investors III
                                     By its Managing General Partner,
                                        Hellman & Friedman Associates III, L.P.
                                     By its Managing General Partner,
                                        H&F Investors III, Inc.


                                     By:
                                        ----------------------------------------
                                        Name: Philip U. Hammarskjold
                                        Title: Vice President

                                     H&F INTERNATIONAL PARTNERS III, L.P.
                                     By its General Partner,
                                        H&F Investors III
                                     By its Managing General Partner,
                                        Hellman & Friedman Associates III, L.P.
                                     By its Managing General Partner,
                                        H&F Investors III, Inc.


                                     By:
                                        ----------------------------------------
                                        Name: Philip U. Hammarskjold
                                        Title: Vice President

                                     YOUNG & RUBICAM INC., a Delaware
                                        corporation


                                     By:
                                        ----------------------------------------
                                        Name: Stephanie W. Abramson
                                        Title: Secretary and Assistant
                                               Treasurer

                                     THE MANAGEMENT VOTING TRUST


                                     By:
                                        ----------------------------------------
                                        Name: Stephanie W. Abramson
                                              Attorney-in-fact

                                     THE MANAGEMENT INVESTORS


                                     By:
                                        ----------------------------------------
                                        Stephanie W. Abramson
                                        Attorney-in-Fact